Exhibit 99.1

Bolt Biotherapeutics Reports Third Quarter 2026 Financial Results and Provides Business Update

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Completed acquisition of Prana Therapies and $120 million concurrent private placement financing, establishing PRA-216 and the INSPIRE-built pipeline as Bolt’s primary development focus
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Initiated Phase 2 studies with PRA-216, a half-life-extended IL-4Rα/TSLP bispecific, in asthma, atopic dermatitis and chronic obstructive pulmonary disease with initial data expected in 2Q 2027
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Recently disclosed PRA-216 Phase 1 data provided first clinical validation of PRA-216 and the proprietary INSPIRE multispecific antibody platform with the potential for at-home maintenance dosing every 8 to 12 weeks; a second wholly owned INSPIRE program is expected to enter the clinic and generate initial clinical data in 2H 2027
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Cash runway expected to fund operations into 2028 through multiple clinical and preclinical milestones

REDWOOD CITY, CA, November 12, 2026 – Bolt Biotherapeutics, Inc. (Nasdaq: BOLT), a clinical-stage biotechnology company advancing next-generation, half-life-extended multispecific antibodies, today reported financial results for the third quarter ended September 30, 2026, and provided a business update.

In October, Bolt completed its acquisition of Prana Therapies in a sign-and-close, stock-for-stock reverse merger and closed a concurrent $120 million private placement financing with leading healthcare institutional investors. Following the transaction, Prana’s pipeline became the primary development focus of the company, led by flagship program PRA-216, an IL-4Rα/TSLP bispecific antibody in Phase 2 development across multiple high-value inflammatory indications. In connection with the transaction, Sheila Gujrathi, M.D., Co-Founder and former Chief Executive Officer of Prana, was appointed Chief Strategy Officer of Bolt and joined the company’s Board of Directors.

“The transaction and financing provide us with the capital and public-company foundation to advance PRA-216 and the broader INSPIRE pipeline through what we believe will be an exciting and highly data-rich period ahead,” said Sheila Gujrathi, M.D., Chief Strategy Officer of Bolt Biotherapeutics. “PRA-216 is our flagship program and the first clinical validation of the INSPIRE platform. It is now in Phase 2 development in asthma, COPD and atopic dermatitis, with an additional study planned in eosinophilic esophagitis, and we expect patient proof-of-concept data across all four studies beginning in the second quarter of 2027. These studies will evaluate the potential of PRA-216 to move beyond the efficacy ceiling of single-mechanism therapies by combining complementary IL-4Rα and TSLP inhibition, while offering the potential convenience of infrequent, at-home dosing. Beyond PRA-216, we look forward to advancing additional wholly owned programs from INSPIRE as we work to build a new generation of differentiated multispecific therapies.”

“Completing the Prana acquisition marks an important transformation for Bolt,” said Willie Quinn, President and Chief Executive Officer of Bolt Biotherapeutics. “With a strong balance sheet, an advanced clinical program and a differentiated platform, we believe we are well positioned to execute against the important milestones ahead.”

Third Quarter 2026 Financial Results

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Cash and Financing– In October 2026, subsequent to the end of the third quarter, Bolt completed a private placement financing resulting in approximately $120 million in gross proceeds. The financing is expected to fund the company’s operations into 2028 and through multiple anticipated clinical and preclinical milestones.
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Collaboration Revenue – Total collaboration revenue was zero for the quarter ended September 30, 2026, compared to $2.2 million for the same quarter in 2025. Revenue in the comparative periods was generated from services performed under the R&D collaborations as we fulfill our performance obligations.
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Research and Development (R&D) Expenses – R&D expenses were $2.2 million for the quarter ended September 30, 2026, compared to $6.5 million for the same quarter in 2025. The decrease between the comparable periods was mainly due to a R&D tax incentive, a decrease in salary and related expenses primarily as a result of our restructuring, and overall lower research and development activities.
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General and Administrative (G&A) Expenses – G&A expenses were $2.5 million for the quarter ended September 30, 2026, compared to $3.3 million for the same quarter in 2025. The decrease between the comparable periods was mainly due to a decrease in salary and related expenses primarily as a result of our restructuring as well as lower personnel expenses.
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Loss from Operations – Loss from operations was $4.7 million for the quarter ended September 30, 2026, compared to $7.7 million for the same quarter in 2025.

Subsequent Events

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Merger with Prana Therapies: Bolt acquired Prana on October 23, 2026 through the issuance of 430,746 shares of common stock and 16,360.929 shares of Series D non-voting preferred stock, each share of which is convertible into 1,000 shares of Common Stock. Bolt will call and hold stockholders’ meetings as soon as practicable to approve the conversion of the Series D Preferred Stock into Common Stock, and other matters as specified in the Merger Agreement. Bolt will provide the disclosures required by ASC 805, Business Combinations, once they are ready and no later than January 8, 2027.
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Private Placement: Concurrent with the acquisition of Prana, Bolt sold and issued 13,995.311 shares of Series D Preferred Stock and accompanying warrants for aggregate gross proceeds of $120.0 million (not including any cash proceeds that may be received upon the exercise of such warrants), before deducting placement agent fees and other offering expenses.
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Shares Outstanding: After the acquisition of Prana and the Private Placement, subject to stockholder approval of the conversion of the Series D non-voting convertible preferred stock, Bolt is expected to have approximately 34.2 million shares of common stock outstanding on an as-converted basis, before giving effect to the exercise of the PIPE warrants
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Lease Termination: Following the October 2026 acquisition of Prana, the Chesapeake Master Lease has been terminated with an effective lease expiration date of January 1, 2027.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics is a clinical-stage biotechnology company pioneering a new generation of half-life-extended multispecific antibodies designed to deliver best-in-disease therapies. Through the proprietary INSPIRE platform it acquired from Prana Therapies, the company combines complementary therapeutic mechanisms in fully IgG-based molecules designed for differentiated efficacy, extended exposure, and convenient dosing.

The company’s lead program, PRA-216, is a novel IL-4Rα/TSLP bispecific antibody currently in Phase 2 development in asthma, chronic obstructive pulmonary disease, and atopic dermatitis, with a fourth Phase 2 study planned in eosinophilic esophagitis. In addition to PRA-216, Bolt Biotherapeutics is advancing a wholly owned pipeline of additional INSPIRE-based multispecific programs across diseases with significant unmet need.

Bolt’s pipeline also includes BDC-4182, a claudin 18.2-targeting Boltbody™ ISAC.

For more information, please visit https://www.boltbio.com/.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including, without limitation, statements regarding Bolt, Prana, the concurrent private placement financing and the acquisition of Prana by Bolt (the “Transactions”) and other matters, including, without limitation, statements regarding: the Transactions, including any additional gross proceeds that may be received upon exercise, if any, of accompanying warrants, if any, and the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the company’s pipeline, including its ongoing and planned clinical trials, research and development programs and the expected timing for key milestones, including the release of clinical data; the potential benefits of PRA-216 and Prana’s other clinical programs; and expectations regarding the use of proceeds from the concurrent private placement financing and cash runway expectations therefrom, including such proceeds funding the company through key clinical milestones; and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “on track,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the company’s ability to realize the anticipated benefits from the transactions, including as a result of its failure to receive the requisite stockholder approvals; investors in the private placement may not exercise their warrants and the company may not receive any additional proceeds therefrom; the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized; and our ability to maintain our current collaborations and establish further collaborations. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

Contacts:

Christina Trout
VP, Corporate Development
(650) 665-9295

investors@pranatherapies.com

Matthew DeYoung

Argot Partners

(212) 600-1902

boltbio@argotpartners.com

BOLT BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Collaboration revenue	$—	$2,169	$31	$5,195
Operating expenses:
Research and development	2,209	6,535	12,187	23,545
General and administrative	2,521	3,337	7,741	10,678
Impairment charges	—	—	808	—
Total operating expense	4,730	9,872	20,736	34,223
Loss from operations	(4,730)	(7,703)	(20,705)	(29,028)
Other income (expense), net:
Interest income, net	145	477	599	2,129
Other income, net	163	82	557	154
Total other income (expense), net	308	559	1,156	2,283
Net loss	(4,422)	(7,144)	(19,549)	(26,745)
Net unrealized gain (loss) on marketable securities	1	(4)	(22)	(107)
Comprehensive loss	$(4,421)	$(7,148)	$(19,571)	$(26,852)
Net loss per share, basic and diluted	$(2.25)	$(3.72)	$(10.09)	$(13.94)
Weighted-average shares outstanding, basic and diluted	1,966,084	1,919,441	1,936,954	1,918,014

BOLT BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$13,782	$11,703
Short-term investments	1,016	15,802
Restricted cash	200	200
Prepaid expenses and other current assets	2,082	2,555
Total current assets	17,080	30,260
Property and equipment, net	341	1,245
Operating lease right-of-use assets	16,367	19,230
Restricted cash, non-current	1,538	1,538
Long-term investments	247	4,337
Other assets	18	138
Total assets	$35,591	$56,748
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$633	$1,443
Accrued expenses and other current liabilities	3,385	3,717
Deferred revenue	1,066	449
Operating lease liabilities	3,231	2,826
Total current liabilities	8,315	8,435
Operating lease liabilities, net of current portion	17,658	20,132
Deferred revenue, non-current	924	1,544
Other long-term liabilities	132	132
Total liabilities	27,029	30,243
Commitments and contingencies
Stockholders' equity:
Common stock	—	—
Additional paid-in capital	488,933	487,305
Accumulated other comprehensive loss	(43)	(21)
Accumulated deficit	(480,328)	(460,779)
Total stockholders' equity	8,562	26,505
Total liabilities and stockholders' equity	$35,591	$56,748

BOLT BIOTHERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,549)	$(26,745)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	440	1,036
Stock-based compensation expense	1,603	1,741
Accretion of discount on marketable securities	(132)	(509)
Gain on sale of property and equipment	(245)	(288)
Asset impairment	808	—
Non-cash lease expense	2,055	1,875
Changes in operating assets and liabilities:
Prepaid expenses and other assets	593	(322)
Accounts payable and accrued expenses	(1,142)	(5,233)
Operating lease liabilities	(2,069)	(1,620)
Deferred revenue	(3)	(2,762)
Other long-term liabilities	—	133
Net cash used in operating activities	(17,641)	(32,694)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13)	(72)
Proceeds from sales of property and equipment	722	963
Purchases of marketable securities	(1,230)	(17,176)
Maturities of marketable securities	20,216	59,513
Net cash provided by investing activities	19,695	43,228
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	25	14
Net cash provided by financing activities	25	14
NET INCREASE IN CASH	2,079	10,548
Cash, cash equivalents and restricted cash at beginning of year	13,441	8,970
Cash, cash equivalents and restricted cash at end of period	$15,520	$19,518
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$13,782	$17,753
Restricted cash	1,738	1,765
Total cash, cash equivalents and restricted cash	$15,520	$19,518